Exhibit 5

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) dated as of November 30, 2004 is made and entered into by and between QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Company”), MICHAEL GRANITO, a resident of the State of New York (“Granito”) and PHRONESIS PARTNERS, L.P., a Delaware limited partnership (“Phronesis”).  The Company, Granito and Phronesis are hereinafter referred to collectively as the “Parties” and individually as a “Party.”

Preliminary Statements

A.

The Company and Phronesis have entered into that certain Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”) and that certain Stock Purchase Warrant of even date herewith (the “Warrant”).  Capitalized terms not specifically defined herein shall have the meanings ascribed to such terms in the Warrant.

B.

As a condition to Phronesis agreeing to enter into the Stock Purchase Agreement and the Warrant, Granito has agreed that upon the occurrence of certain events he shall convert certain indebtedness owed by the Company to Granito into shares of Common Stock

NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Agreement

Section 1.

Conversion of Indebtedness.  Immediately upon the exercise by Phronesis of all or any portion of the Warrant (or upon any subsequent exercise of the Warrant or any warrant issued in replacement thereof), a portion of the indebtedness then owed by the Company to Granito equal to the aggregate number of Warrant Shares then being acquired by Phronesis or its assignee multiplied by $0.38 per share shall automatically, without any further action required by Granito or the Company, convert into shares of Common Stock at a price of $0.38 per share.  Promptly after such conversion, the Company shall cause a stock certificate evidencing the applicable number of shares of Common Stock to be issued and delivered to Granito.  Upon delivery of such stock certificate to Granito, Granito and the Company shall execute and deliver a cross-receipt evidencing the Company’s issuance and delivery to Granito of such stock certificate and the indefeasible discharge and payment in full of the applicable portion of the indebtedness owed by the Company to Granito.

.

Section 2.

Reservation of Shares.  The Company shall at all times during the Exercise Period, reserve and keep available, for the purpose of effecting the conversion of the indebtedness described in Section 1, such number of its duly authorized but unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of up to One Million Dollars ($1,000,000.00) of such indebtedness.

Section 3.

Miscellaneous.

(a)

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

if to the Company to:

Quick-Med Technologies, Inc.

401 NE 25th Terrace

Boca Raton, Florida 33431

Attention: David S. Lerner - President

Telecopy:  (561) 750-4203

with a copy to:

Hamilton, Lehrer & Dargan, P.A.

2 East Camino Real, Suite 202

Boca Raton, Florida 33432

Attention: Frederick M. Lehrer

Telecopy: (561) 416-2855

if to Granito to:

Mr. Michael R. Granito

30 East 37th Street

New York, New York 10016

Telecopy: (212) 679-3982

if to a Holder, at its last known address appearing on the books of the Company maintained for such purpose with a copy to:

Phronesis Partners, L.P.

180 East Broad Street, Suite 1704

Columbus, Ohio  43215

Attention:  James E. Wiggins, General Partner

Telecopy: (614) 224-3900

#405607v2

(b)

Survival.  Each covenant and agreement of the parties set forth in this Agreement is independent of each other covenant and agreement.

(c)

Remedies.  Each Party acknowledges that the other Parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof.

All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(d)

Entire Agreement.  This Agreement contains the entire understanding of the Parties in respect of the subject matter hereof and supersedes all prior agreements and understandings between or among the Parties with respect to such subject matter.

(e)

Expenses; Taxes.  Except as otherwise set forth in the Stock Purchase Agreement, each of the Parties shall pay its or his own fees and expenses, including its or his own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.  Should any Party employ attorneys to enforce any of the provisions hereof, the Party against whom any settlement, resolution or any determination or finding by, before or under the supervision of any governmental body, arbitrator or mediator is entered or obtained agrees to pay the prevailing Party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing Party in connection therewith.

(f)

Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of all of the Parties.

(g)

Waiver.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or

#405607v2

any other acts.  The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

(h)

Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns.

(i)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

(j)

Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

(k)

GOVERNING LAW; INTERPRETATION.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF FLORIDA.

(l)

Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

#405607v2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE COMPANY:

QUICK-MED TECHNOLOGIES, INC.

By:

Name:  David S. Lerner

Title:    President

PHRONESIS:

PHRONESIS PARTNERS, L.P.

By:

Name:

Title:

GRANITO:

MICHAEL R. GRANITO, individually

#405607v2